UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2019

CAPITAL PARK HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55505	45-5523835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road Suite 300

Dallas, Texas 75225

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 525-8546

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOGG	OTC Pink

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Andrew Barker as Chief Financial Officer

On August 27, 2019, the Board of Directors of Capital Park Holdings Corp. (the “Company”) appointed Andrew Barker to be the Chief Financial Officer (“CFO”) of the Company.

From 2016 to 2019, Mr. Barker provided CFO and back office consultancy services to middle market privately held enterprises. Prior to that, Mr. Barker was chief financial officer and chief operating officer at Interlingua, a middle market education industry leader in the for-profit ESL space, where he was employed from 2008 - 2016. Previously, from 2007 to 2008, Mr. Barker was employed by Dadoo & Associates, a middle market investment bank in Mexico City and by KPMG (Financial Advisory Services) in Mexico City from 2005 – 2007. Mr. Barker has also held senior financial positions with Talento Aplicado a Negocios, Istar Financial Inc. (formerly Starwood Financial Inc.) and The Ford Foundation. Mr. Barker is a graduate of City University of New York (CUNY) and New York University Leonard N. Stern School of Business.

In connection with Mr. Barker’s appointment as CFO, the Company entered into an Executive Employment Agreement with Mr. Barker (the “Employment Agreement”), pursuant to the terms of which, Mr. Barker will receive (i) during the Tranche A Employment Period Term (as defined below), cash compensation in the aggregate annual base rate of not less than $175,000 per calendar year, and (ii) during the Tranche B Employment Period Term (as defined below), cash compensation in the aggregate annual base rate of not less than $210,000 per calendar year. In addition, Mr. Barker (i) may be entitled to receive an annual incentive bonus in an amount up to 50% of the Base Salary Rate (as defined in the Employment Agreement), and (ii) will receive an award of 175,000 shares of the Company’s common stock subject to the terms of the Capital Park Holdings Corp. 2019 Equity Incentive Plan and the applicable award agreement that will be issued to Mr. Barker thereunder, such common stock being subject to a substantial risk of forfeiture and other restrictions, and which shall lapse over a period of four years based on Mr. Barker continuing to provide services to the Company. The initial term of the Employment Agreement began on August 27, 2019 and will continue until the business day immediately following 120 days after the Effective Date (the “Tranche A Employment Period Term”) and will continue as of the business day immediately following the last day of the Tranche A Employment Period Term for one calendar year thereafter (the “Tranche B Employment Period Term”) unless sooner terminated under the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019.

Other than as described above, Mr. Barker has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On September 11, 2019, the Company issued a press release announcing the appointment of Mr. Barker, which is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PARK HOLDINGS CORP.

By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer

Dated: September 11, 2019